UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

TRANSATLANTIC PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1840, 444 – 5th Ave., SW Calgary, Alberta, Canada	T2P 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-8556

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 28, 2009, TransAtlantic Petroleum Corp. (the “Company”) entered into the Fourth Amendment to Credit Agreement (the “Amendment”), with Dalea Partners, LP (“Dalea”), effective as of April 1, 2009, which amends that certain Credit Agreement, dated as of November 28, 2008, as amended (the “Credit Agreement”). N. Malone Mitchell, 3rd, chairman of the board of directors of the Company, and his wife own 100% of Dalea. Mr. Mitchell is also a partner of Dalea and a manager of Dalea Management, LLC, the general partner of Dalea.

As previously reported, the purpose of the Credit Agreement was to fund the consummation of the all cash takeover offer for all of the outstanding shares of Incremental Petroleum Limited (the “Incremental Transaction”) by Transatlantic Australia Pty. Ltd., a wholly-owned indirect subsidiary of the Company, and the costs and expenses associated therewith. The maximum amount available for borrowing under the Credit Agreement was US$69 million (the “Incremental Loan”), and the Company was permitted to use such borrowed funds only for the consummation of the Incremental Transaction.

The Amendment reduces the Incremental Loan from US$69 million to US$62 million. In addition, the Amendment provides for an additional loan (the “Additional Loan”) to be made available to the Company in addition to the Incremental Loan. Advances under the Additional Loan shall be a minimum of US$1 million each, up to an aggregate maximum principal amount of US$14 million. The Additional Loan shall be denominated and advanced in U.S. Dollars and may be used only for general corporate purposes of the Company. The Additional Loan will be subject to the same events of default, interest rate, guaranty obligations and covenants of the Company with respect to the Incremental Loan.

The Amendment extends the final date upon which funds would be made available under the Credit Agreement from March 31, 2009 to May 30, 2009. In addition, the Amendment amends the maturity date to provide that the aggregate unpaid principal amount outstanding under the Credit Agreement, together with all accrued but unpaid interest, will be immediately due and payable by the Company upon the earliest of (i) April 20, 2010; (ii) the date of any change in ownership of or control or direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Company; and (iii) the occurrence of an event of default.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

As of April 28, 2009, the Company had borrowed US$62.0 million from Dalea pursuant to the Incremental Loan for the Incremental Transaction and US$2.8 million pursuant to the Additional Loan for general corporate purposes.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fourth Amendment to Credit Agreement, dated as of April 28, 2009, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement, dated as of April 28, 2009, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.